UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2019 (April 2, 2019)

Twin River Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-228973	20-0904604
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Twin River Road
Lincoln, Rhode Island 02865
(Address and zip code of principal executive offices)
(401) 475-8474
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 2, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of Twin River Worldwide Holdings, Inc. (the “Company”) approved the following grants of time-based restricted stock unit (“RSU”) awards and performance-based restricted stock unit (“PSU”) awards under the Twin River Worldwide Holdings, Inc. 2015 Stock Incentive Plan (the “2015 Plan”):

•
40,784 RSUs to George T. Papanier, the Company’s President and Chief Executive Officer, that will vest with respect to 50% of the RSUs on each of December 31, 2019 and December 31, 2020 in accordance with the terms of the 2015 Plan.

•
39,152 RSUs to Stephen H. Capp, the Company’s Executive Vice President and Chief Financial Officer that will vest with respect to 33.3% of the RSUs on each of December 31, 2019, December 31, 2020, and December 31, 2021 in accordance with the terms of the 2015 Plan.

•
40,784 PSUs (at target level) to Mr. Papanier and 39,152 PSUs (at target level) to Mr. Capp that will vest on January 1, 2021 (for Mr. Papanier) and January 1, 2022 (for Mr. Capp), if the Adjusted EBITDA performance goal for each calendar year of the applicable two- or three-year performance period beginning on January 1, 2019 and ending on December 31, 2020 or December 31, 2021 (the “Performance Period”) is achieved. The number of PSUs that each of the executive officers will be eligible to earn on January 1, 2021 or January 1, 2022, as applicable, will be determined annually based on the degree of attainment of the Adjusted EBITDA performance goal measured at the end of each calendar year during the Performance Period.

•
13,051 deferred shares to John E. Taylor, Jr., the Company’s Executive Chairman, fully vested as of the date of grant. Settlement of Mr. Taylor’s deferred shares will occur upon (1) the earlier of the termination of Mr. Taylor’s service as a director of the Company in accordance with the letter agreement between Mr. Taylor and the Company, effective as of July 1, 2017 and amended as of December 31, 2018, which governs Mr. Taylor’s compensation arrangement with the Company (the “Taylor Letter Agreement”), and (2) a change in control of the Company (as defined in the Taylor Letter Agreement).

•
14,688 RSUs to Mr. Taylor, awarded in full satisfaction of the Company’s obligations to Mr. Taylor with respect to certain restricted stock unit grants referenced in the Taylor Letter Agreement, that will vest as follows: 25% of the RSUs were fully vested as of the date of grant; and the remaining 75% of the RSUs will vest in equal installments on the last day of each month during the period beginning on April 1, 2019 and ending on December 31, 2019. All of Mr. Taylor’s vested RSUs will be settled upon the earlier of Mr. Taylor’s termination of service in accordance with the Taylor Letter Agreement and a change in control of the Company (as defined in the Taylor Letter Agreement).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2019

TWIN RIVER WORLDWIDE HOLDINGS, INC.

By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Executive Vice President and Chief Financial Officer